Exhibit 4.20
CONCENTRIX CORPORATION
2020 STOCK INCENTIVE PLAN
NOTICE OF RESTRICTED STOCK UNIT AWARD
You have been granted Restricted Stock Units (the “RSUs”) representing Common Stock of Concentrix Corporation (the “Company”) under the Company’s 2020 Stock Incentive Plan (the “Plan”) on the following terms:
Date of Grant:                [Date of Grant]
Name of Recipient:         [Name of Recipient]

Total Number of RSUs
Granted:                [Total Number of RSUs]

Fair Market Value per RSU:        $[Value per RSU]

Total Fair Market Value
Of Award:                $[Total Value]

Vesting Commencement Date:     [Date Vesting Begins]

Vesting Schedule:    [Vesting Schedule]

By signing this document, you and the Company agree that these RSUs are granted under and governed by the term and conditions of the Plan and the Restricted Stock Unit Agreement (the “Agreement”), both of which are attached to and made a part of this document. Without limiting any condition of this Agreement, the RSUs are subject to forfeiture if you do not confirm acceptance within 90 days of the Date of Grant.
By signing this document you further agree that the Company may deliver by e-mail all documents relating to the Plan or this Award (including without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements). You also agree that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a website, it will notify you by e-mail.

[NAME OF RECIPIENT]	CONCENTRIX CORPORATION By: Its:
CONCENTRIX CORPORATION
NOTICE OF RESTRICTED STOCK UNIT AWARD

CONCENTRIX CORPORATION
2020 STOCK INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT
SECTION 1.    PAYMENT FOR RSUS.
No cash payment is required for the RSUs that you are receiving. You are receiving the RSUs as consideration for Services rendered by you.
SECTION 2. GOVERNING PLAN.
    The RSUs that you are receiving are granted pursuant and subject in all respects to the applicable provisions of the Concentrix Corporation 2020 Stock Incentive Plan (the “Plan”), which is incorporated herein by reference. Terms not otherwise defined in this Agreement have meanings ascribed to them in the Plan.
SECTION 3.    VESTING.
The RSUs that you are receiving will vest as shown in the Notice of Restricted Stock Unit Award.
Other than as set forth in Section 7, no additional RSUs vest after your Service as an Employee or a Consultant has terminated for any reason.
SECTION 4.    NATURE OF RSUS.
Your RSUs are mere bookkeeping entries. They represent only the Company’s unfunded and unsecured promise to issue shares of common stock of the Company (“Shares”) on a future date. As a holder of RSUs, you have no rights other than the rights of a general creditor of the Company.
Your RSUs carry neither voting rights nor rights to dividends. You, or your estate or heirs, have no rights as a stockholder of the Company unless and until your RSUs are settled by issuing Shares. No adjustments will be made for dividends or other rights if the applicable record date occurs before your Shares are issued, except as described in the Plan.
You may not sell, transfer, assign, pledge or otherwise dispose of any RSUs. For instance, you may not use your RSUs as security for a loan. If you attempt to do any of these things, your RSUs will immediately become invalid.
SECTION 5.    DIVIDEND EQUIVALENTS.
Notwithstanding Section 4 hereof and unless otherwise determined by the Committee, the RSUs include a right to dividend equivalents equal to the value of any dividends paid on the Shares for which the dividend record date occurs between the Date of Grant and the date the RSUs are settled or forfeited. Each dividend equivalent entitles you to receive the equivalent cash value of any such dividends paid on the number of Shares underlying the RSUs that are outstanding on the dividend record date. Dividend equivalents will be paid promptly following the dividend payment date.
SECTION 6.    FORFEITURE.
CONCENTRIX CORPORATION
RESTRICTED STOCK UNIT AGREEMENT

    Without limiting any condition of this Agreement, your RSUs are subject to forfeiture if you do not confirm acceptance within 90 days of the Date of Grant.

If your Service terminates for any reason other than as set forth in Section 7, then your Award expires immediately as to the number of RSUs that have not vested before the termination date and do not vest as a result of termination. This means that the unvested RSUs will immediately be cancelled. You receive no payment for RSUs that are forfeited. The Company determines when your Service terminates for this purpose and all purposes under the Plan and its determinations are conclusive and binding on all persons.
SECTION 7.    CHANGE IN CONTROL.
If your employment with the Company terminates as a result of an Involuntary Termination at any time within twenty-four (24) months after a Change in Control (as defined in the Plan), then all unvested RSUs will immediately vest.
    For purposes of this Section 7:
(a)    “Involuntary Termination” means, without your express written consent, (i) a reduction by the Company of your base salary or target cash incentive opportunity as in effect immediately prior to such reduction, (ii) the relocation of your principal place of employment to a facility or a location more than fifty (50) miles from your current location, (iii) any purported termination of your employment by the Company that is not for Cause or by reason of death or disability or (iv) the failure of the Company to obtain the assumption of the RSUs by any successor to the Company.
(b)     “Cause” means (i) commission of a felony, an act involving moral turpitude, or an act constituting common law fraud, and that has a material adverse effect on the business or affairs of the Company or its affiliates or stockholders, (ii) intentional or willful misconduct or refusal to follow the lawful instructions of the Board of Directors or the Chief Executive Officer of the Company or (iii) intentional breach of Company confidential information obligations that has an adverse effect on the Company or its affiliates or stockholders. No act or failure to act shall be considered “intentional or willful” unless it is done, or omitted to be done, in bad faith without a reasonable belief that the action or omission is in the best interests of the Company.
SECTION 8.    LEAVES OF ABSENCE AND PART-TIME WORK.
For purposes of this Award, your Service does not terminate and your vesting will continue when you go on a military leave, a sick leave or another bona fide leave of absence, if the leave of absence was approved by the Company in writing and if continued crediting of Service is required by the terms of the leave or by applicable law. But your Service terminates when the approved leave ends, unless you immediately return to active work.
If you go on a leave of absence of more than eight (8) weeks, then the vesting schedule specified in the Notice of Restricted Stock Unit Award may be adjusted in accordance with the Company’s leave of absence policy or the terms of your leave. If you commence working on a part-time basis, then the vesting schedule specified in the Notice

CONCENTRIX CORPORATION
RESTRICTED STOCK UNIT AGREEMENT

of Restricted Stock Unit Award may be adjusted in accordance with the Company’s part-time work policy or the terms of an agreement between you and the Company pertaining to your part-time schedule.
SECTION 9.    SETTLEMENT OF RSUS.
Each of your vested RSUs will be settled when it vests, unless a valid Deferral Election (as defined below) applies to some or all of your RSUs; provided, however, that settlement of each RSU will be deferred to the first permissible trading day for the Shares, if later than the applicable vesting date, but in no event later than December 31 of the calendar year in which the applicable vesting date occurs.
For purposes of this Agreement, “permissible trading day” means a day that satisfies all of the following requirements: (a) the exchange on which the Shares are traded is open for trading on that day; (b) you are permitted to sell Shares on that day without incurring liability under section 16(b) of the Exchange Act, (c) either (i) you are not in possession of material non-public information that would make it illegal for you to sell Shares on that day under Rule 10b-5 under the Exchange Act or (ii) Rule 10b5-1 under the Exchange Act would apply to the sale; (d) you are permitted to sell Shares on that day under such written insider trading policy as may have been adopted by the Company; and (e) you are not prohibited from selling Shares on that day by a written agreement between you and the Company or a third party.
At the time of settlement, you will receive one Share for each vested RSU; provided, however, that no fractional Shares will be issued or delivered pursuant to the Plan or this Agreement, and the Committee will determine whether cash will be paid in lieu of any fractional Share or whether such fractional Share and any rights thereto will be canceled, terminated or otherwise eliminated. In addition, the Shares are issued to you subject to the condition that the issuance of the Shares not violate any law or regulation.
SECTION 10.    DEFERRAL ELECTIONS.
You may elect to defer the settlement of any RSUs that vest pursuant to this Award in accordance with the rules set forth below and any rules and procedures that may hereafter be adopted by the Committee.  Such election (“Deferral Election”) may not extend the settlement of the RSUs beyond the earlier of (a) 30 days after your separation from service, as defined for purposes of Section 409A of the Code (provided, however, that if you are a “specified employee” as defined under Section 409A of the Code upon your separation from service, your RSUs may not be settled prior to the six month anniversary of your separation from service, to the extent required to avoid taxation under Section 409A), or (b) the tenth anniversary of the Date of Grant.  Unless otherwise provided by the Committee in accordance with the requirements of Section 409A, Deferral Elections must be in writing, must be received by the Company at its headquarters no later than 30 days following the Date of Grant, must be irrevocable no later than 30 days following the Date of Grant, and will only be effective with respect to RSUs that vest at least 12 months following the date that the Deferral Election is made and becomes irrevocable.
SECTION 11. WITHHOLDING TAXES.
Regardless of any action the Company and/or the Subsidiary or Affiliate employing you (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-

CONCENTRIX CORPORATION
RESTRICTED STOCK UNIT AGREEMENT

Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the settlement of the RSUs, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends or dividend equivalents; and (2) do not commit to structure the terms of the Award or any aspect of the RSUs to reduce or eliminate your liability for Tax-Related Items.
Prior to the settlement of your RSUs, you shall pay or make arrangements acceptable to the Company and/or your Employer to satisfy all withholding and payment on account obligations of the Company and/or the Employer. In this regard, you authorize the Company and/or your Employer to withhold all applicable Tax-Related Items legally payable by you from your wages or other cash compensation paid to you by the Company and/or your Employer. With the Company’s consent, these arrangements may also include, if permissible under local law, (a) withholding Shares that otherwise would be issued to you when your RSUs are settled, provided that the Company only withholds the amount of Shares necessary to satisfy the maximum legally required withholding amount, (b) having the Company withhold taxes from the proceeds of the sale of the Shares, or (c) any other arrangement approved by the Company. The fair market value of the Shares you surrender, determined as of the date when taxes otherwise would have been withheld in cash, will be applied as a credit against the withholding taxes. Finally, you will pay to the Company or your Employer any amount of Tax-Related Items that the Company or your Employer may be required to withhold as a result of your participation in the Plan or your acquisition of Shares that cannot be satisfied by the means previously described. The Company may refuse to deliver the Shares if you fail to comply with your obligations in connection with the Tax-Related Items as described in this section, and your rights to the Shares shall be forfeited if you do not comply with such obligations on or before December 31 of the calendar year in which the applicable vesting date for the RSUs occurs.
SECTION 12. RESTRICTIONS ON RESALE.
You agree not to sell any Shares at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit a sale. This restriction will apply as long as your Service continues and for such period of time after the termination of your Service as the Company may specify.
SECTION 13. NO RETENTION RIGHTS.
Neither your Award nor this Agreement gives you the right to be employed or retained by the Company or a subsidiary of the Company in any capacity. The Company and its subsidiaries reserve the right to terminate your Service at any time, with or without cause.
SECTION 14. ADJUSTMENTS.
The number of RSUs covered by this Award shall be subject to adjustment in the event of a stock split, a stock dividend or a similar change in Company Shares, and in other circumstances, as set forth in the Plan.
SECTION 15. NOTICE.

CONCENTRIX CORPORATION
RESTRICTED STOCK UNIT AGREEMENT

Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon the earliest of personal delivery, receipt or the third (3rd) full day following mailing with postage and fees prepaid, addressed to the other party hereto at the address last known in the Company’s records or at such other address as such party may designate by ten (10) days’ advance written notice to the other party hereto.
SECTION 16. APPLICABLE LAW AND CHOICE OF VENUE.
This Agreement will be interpreted and enforced under the laws of the State of Delaware (without regard to their choice-of-law provisions).
For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this Award or this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation will be conducted only in the courts of Alameda County, California, or the federal courts of the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.
SECTION 17. THE PLAN AND OTHER AGREEMENTS.
The text of the Plan is incorporated in this Agreement by reference. All capitalized terms used in this Agreement but not defined herein shall have the meanings assigned to them in the Plan. This Agreement and the Plan constitute the entire understanding between you and the Company regarding this Award. Any prior agreements, commitments or negotiations concerning this Award are superseded. This Agreement may be amended by the Committee without your consent; however, if any such amendment would materially impair your rights or obligations under this Agreement, this Agreement may be amended only by another written agreement, signed by you and the Company.
SECTION 18. SUCCESSORS AND ASSIGNS.
    Except as otherwise provided in the Plan or this Agreement, every term of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees and assigns.
SECTION 19. MISCELLANEOUS.
You understand and acknowledge that (i) the Plan is entirely discretionary, (ii) the Company and your Employer have reserved the right to amend, suspend or terminate the Plan at any time, (iii) the grant of your Award does not in any way create any contractual or other right to receive additional grants of awards (or benefits in lieu of awards) at any time or in any amount and (iv) all determinations with respect to any additional grants, including (without limitation) the times when awards will be granted, the number of Shares subject to the awards, and the vesting schedule, will be at the sole discretion of the Company.
The value of this Award shall be an extraordinary item of compensation outside the scope of your employment contract, if any, and shall not be considered a part of your normal or expected compensation for purposes of calculating severance, resignation, redundancy or end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

CONCENTRIX CORPORATION
RESTRICTED STOCK UNIT AGREEMENT

You understand and acknowledge that participation in the Plan ceases upon termination of your Service for any reason, except as may explicitly be provided otherwise in the Plan or this Agreement.
You hereby authorize and direct your Employer to disclose to the Company or any Subsidiary any information regarding your employment, the nature and amount of your compensation and the fact and conditions of your participation in the Plan, as your Employer deems necessary or appropriate to facilitate the administration of the Plan.
You consent to the collection, use and transfer of personal data as described in this subsection. You understand and acknowledge that the Company, your Employer and the Company’s other Subsidiaries hold certain personal information regarding you for the purpose of managing and administering the Plan, including (without limitation) your name, home address, telephone number, date of birth, social insurance number, salary, nationality, job title, any Shares or directorships held in the Company and details of all awards or any other entitlements to Shares awarded, canceled, exercised, vested, unvested or outstanding in your favor (the “Data”). You further understand and acknowledge that the Company and/or its Subsidiaries will transfer Data among themselves as necessary for the purpose of implementation, administration and management of your participation in the Plan and that the Company and/or any Subsidiary may each further transfer Data to any third party assisting the Company in the implementation, administration and management of the Plan. You understand and acknowledge that the recipients of Data may be located in the United States or elsewhere. You authorize such recipients to receive, possess, use, retain and transfer Data, in electronic or other form, for the purpose of administering your participation in the Plan, including a transfer to any broker or other third party with whom you elect to deposit Shares acquired under the Plan of such Data as may be required for the administration of the Plan and/or the subsequent holding of Shares on your behalf. You may, at any time, view the Data, require any necessary modifications of Data or withdraw the consents set forth in this subsection by contacting the People Solutions Department of the Company in writing.
SECTION 20. SECTION 409A OF THE CODE.
To the extent this Agreement is subject to, and not exempt from, Section 409A of the Code, this Agreement is intended to comply with Section 409A of the Code, and its provisions shall be interpreted in a manner consistent with such intent. You acknowledge and agree that changes may be made to this Agreement to avoid adverse tax consequences to you under Section 409A.
SECTION 21. APPENDIX.

    If you reside outside of the United States, the Award shall be subject to the special terms and provisions (if any) set forth in the Appendix to this Agreement for Awards outside of the United States and, if applicable, the special terms and conditions for your country of residence. Moreover, if you relocate outside of the United States, the special terms and conditions for Participants who reside outside of the United States will apply to you, and if you relocate to a country for which special terms and conditions apply, those special terms and conditions will apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with applicable law or facilitate the administration of the Plan and provided the imposition of the term or condition will not result in any adverse accounting expense with respect to the Award. The Appendix constitutes part of this Agreement. In addition, the

CONCENTRIX CORPORATION
RESTRICTED STOCK UNIT AGREEMENT

Company reserves the right to impose other requirements on the Award and any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with applicable law or facilitate the administration of the Plan and provided the imposition of the term or condition will not result in any adverse accounting expense to the Company, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

BY SIGNING THE COVER SHEET OF THIS AGREEMENT, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.

CONCENTRIX CORPORATION
RESTRICTED STOCK UNIT AGREEMENT